Exhibit 99.1

PRESS RELEASE	CONTACT:
WILLIAMS-SONOMA, INC.	Sharon L. McCollam
3250 Van Ness Avenue	Executive Vice President, COO and CFO
San Francisco, CA 94109	(415) 616-8775

Stephen C. Nelson
Director, Investor Relations
(415) 616-8754

Meryl L. Schreibstein
Investor Relations Administration
(415) 616-8332

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Announces Second Quarter 2010 Results and

Raises Financial Guidance for Fiscal Year 2010

Q2 2010 Revenues Grow 15.4%, GAAP Diluted EPS Increases to $0.28 versus $0.00 in Q2 2009

Non-GAAP Diluted EPS Increases to $0.31 versus $0.05 in Q2 2009

San Francisco, CA, August 19, 2010 — Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the second quarter of fiscal 2010, which ended on August 1, 2010 (“Q2 10”).

Q2 10 RESULTS

Net revenues in Q2 10 increased 15.4% to $776 million versus $672 million in the second quarter of fiscal 2009, which ended on August 2, 2009 (“Q2 09”). Comparable store sales increased 13.6% from Q2 09.

Diluted earnings/<loss> per share (“EPS”) in Q2 10 and Q2 09 on a GAAP and non-GAAP basis are reconciled in the table below:

Reconciliation of GAAP to Non-GAAP Diluted EPS

(See Exhibit 1 for Notes)

	Q2 10	Q2 09
GAAP Diluted EPS	$0.28	$0.00
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Notes 2, 3)	$0.02	$0.04
Impact of Accelerated Vesting Charge for CEO Retirement (Note 1)	$0.01	-
Impact of Exiting Excess Distribution Capacity (Note 4)	<$0.00>	$0.01
Subtotal of Unusual Business Events	$0.03	$0.05
Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 6)	$0.31	$0.05

Also during the quarter, the company repurchased 1.7 million shares of its common stock, and ended the quarter with $404 million in cash.

Laura Alber, President and Chief Executive Officer, commented, “We are pleased with the performance we are seeing across our brands. During the second quarter, year-over-year net revenues increased 15% and we delivered the highest second quarter non-GAAP diluted EPS in our history. Non-GAAP diluted EPS for the quarter was $0.31, a $0.26 improvement over last year. Innovative merchandising at compelling price points – combined with highly targeted marketing and a superior customer experience – drove these better than expected results. While we are proud of these record results, we realize there is still uncertainty in the economic environment. Our initiatives, however, have proven to be effective and we continue to see a significant opportunity ahead of us to attract new customers to our brands, gain market share and improve profitability, even in this environment.

Ms. Alber continued, “Regarding our guidance for the balance of the year, we are continuing to see a positive consumer response to our merchandising and marketing strategies, including our recently introduced fall assortments, as well as the enhanced customer service programs in all of our brands. As such, we are increasing our full year guidance for the outperformance we saw in the second quarter and for the upside that we are currently seeing in our third quarter trends. In the third quarter, we are now expecting net revenues to increase in the range of 7% to 10% and non-GAAP diluted EPS to be in the range of $0.26 to $0.30 versus $0.16 in the third quarter last year. For the full year, we are now expecting net revenues to increase in the range of 9% to 11% and non-GAAP diluted EPS to be in the range of $1.63 to $1.70 versus $0.95 last year. We continue to believe that there could be volatility in the economy over the next several quarters and are approaching our guidance with that perspective in mind. Therefore, we will not update our fourth quarter revenue and non-GAAP EPS guidance until November when we have more visibility to the sustainability of current trends and an initial read on the consumer response to our holiday merchandise assortments.”

Retail net revenues in Q2 10 increased 12.4% to $450 million versus $400 million in Q2 09. This increase was driven by growth of 13.6% in comparable store sales, partially offset by a 3.0% year-over-year reduction in retail leased square footage (“LSF”), including 20 net fewer stores. Increased net revenues during the quarter were driven by the Pottery Barn, Williams-Sonoma and West Elm brands. Second quarter year-over-year comparable store sales by retail concept are shown in the table below:

Second Quarter Comparable Store Sales* Change by Retail Concept

Retail Concept	Q2 10	Q2 09
Williams-Sonoma	8.3%	<11.0%>
Pottery Barn	17.3%	<15.9%>
Pottery Barn Kids	18.9%	<22.3%>
Outlets	8.1%	<18.2%>
Total	13.6%	<15.3%>

* See the company’s 10-K and 10-Q filings for the definition of comparable stores.

Direct-to-customer (“DTC”) net revenues in Q2 10 increased 19.8% to $326 million versus $272 million in Q2 09, led by the Pottery Barn, Pottery Barn Kids and PBteen brands. Direct-to-customer net revenues in Q2 09 were reduced by $3 million or 80 basis points due to the impact of a voluntary product recall. Internet net revenues in Q2 10 increased 27.6% to $267 million versus $210 million in Q2 09.

Gross margin expressed as a percentage of net revenues in Q2 10 was 37.0% versus 32.0% in Q2 09. Excluding the 20 basis point impact related to unusual business events in Q2 09 (see Notes 3 and 4 in Exhibit 1), non-GAAP gross margin expressed as a percentage of net revenues in Q2 09 was 32.2%. This 480 basis point improvement was primarily driven by the leverage of fixed occupancy expenses due to increasing net revenues, reduced markdown activity, a decrease in occupancy expense dollars, a reduction in the impact of product recalls, and lower replacement and damages expense.

Selling, general and administrative (“SG&A”) expenses in Q2 10 were $236 million or 30.4% of net revenues versus $215 million or 32.0% in Q2 09. Excluding the 60 basis point impact related to unusual business events in Q2 10 and the 110 basis point impact in Q2 09 (see Notes 1 through 4 in Exhibit 1), non-GAAP SG&A expenses were $231 million or 29.8% of net revenues in Q2 10 versus $207 million or 30.9% in Q2 09. This 110 basis point decrease was primarily driven by the leverage of fixed expenses due to increasing net revenues and a 30 basis point benefit from a gain on the sale of assets, partially offset by increased incentive compensation and internet advertising expenses.

Merchandise inventories at the end of Q2 10 increased 0.3% to $519 million versus $517 million at the end of Q2 09.

Second Quarter GAAP and Non-GAAP Segment Information*

(See Exhibit 1 for Notes)

(Dollars in thousands)

	RETAIL		DTC		UNALLOCATED		TOTAL
	Q2 10	Q2 09	Q2 10	Q2 09	Q2 10	Q2 09	Q2 10	Q2 09
Net Revenues	$449,876	$400,239	$325,678	$271,875	$ -	$ -	$775,554	$672,114
GAAP EBT**	34,446	2,123	68,344	41,850	<51,716>	<43,916>	51,074	57
% of Net Revenues	7.7%	0.5%	21.0%	15.4%	<6.7%>	<6.5%>	6.6%	0.0%
Unusual Business Events (Notes 1 through 4)	4,279	7,247	-	-	569	1,335	4,848	8,582
Non-GAAP EBT Excluding Unusual Business Events	$ 38,725	$ 9,370	$ 68,344	$ 41,850	$<51,147>	$<42,581>	$ 55,922	$ 8,639
% of Net Revenues	8.6%	2.3%	21.0%	15.4%	<6.6%>	<6.3%>	7.2%	1.3%

* See the company’s 10-K and 10-Q filings for additional information on segment reporting.

** Earnings/<Loss> Before Income Taxes (“EBT”).

FISCAL 2010 YEAR-TO-DATE RESULTS

Net revenues for the 26 weeks ended August 1, 2010 (“Q2 YTD 10”) increased 16.3% to $1.493 billion versus $1.284 billion for the 26 weeks ended August 2, 2009 (“Q2 YTD 09”). Year-to-date comparable store sales by retail concept are shown in the table below:

Year-to-Date Comparable Store Sales* Change by Retail Concept

Retail Concept	Q2 YTD 10	Q2 YTD 09
Williams-Sonoma	9.4%	<13.1%>
Pottery Barn	20.1%	<19.1%>
Pottery Barn Kids	20.8%	<23.7%>
Outlets	2.9%	<22.3%>
Total	15.2%	<18.1%>

* See the company’s 10-K and 10-Q filings for the definition of comparable stores.

Diluted EPS on a GAAP and non-GAAP basis are reconciled in the table below:

Reconciliation of GAAP to Non-GAAP Diluted EPS

(See Exhibit 1 for Notes)

	Q2 YTD 10	Q2 YTD 09
GAAP Diluted EPS	$0.46	<$0.17>
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Notes 2, 3)	$0.06	$0.08
Impact of Accelerated Vesting Charge for CEO Retirement (Note 1)	$0.02	-
Impact of Exiting Excess Distribution Capacity (Note 4)	<$0.00>	$0.01
Subtotal of Unusual Business Events*	$0.08	$0.09
Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 6)*	$0.54	<$0.09>

* Due to rounding to the nearest cent, totals may not equal the sum of the line items in the table above.

Year-to-Date GAAP and Non-GAAP Segment Information*

(See Exhibit 1 for Notes)

(Dollars in thousands)

	RETAIL		DTC		UNALLOCATED		TOTAL
	Q2 YTD 10	Q2 YTD 09	Q2 YTD 10	Q2 YTD 09	Q2 YTD 10	Q2 YTD 09	Q2 YTD 10	Q2 YTD 09
Net Revenues	$861,656	$ 757,618	$631,535	$526,111	$ -	$ -	$1,493,191	$1,283,729
GAAP EBT**	57,026	<11,587>	136,955	71,832	<110,574>	<89,699>	83,407	<29,454>
% of Net Revenues	6.6%	<1.5%>	21.7%	13.7%	<7.4%>	<7.0%>	5.6%	<2.3%>
Unusual Business Events (Notes 1 through 4)	10,317	13,373	-	-	3,916	1,335	14,233	14,708
Non-GAAP EBT Excluding Unusual Business Events	$ 67,343	$ 1,786	$136,955	$ 71,832	$<106,658>	$<88,364>	$ 97,640	$<14,746>
% of Net Revenues	7.8%	0.2%	21.7%	13.7%	<7.1%>	<6.9%>	6.5%	<1.1%>

* See the company’s 10-K and 10-Q filings for additional information on segment reporting.

** Earnings/<Loss> Before Income Taxes (“EBT”).

STOCK REPURCHASE PROGRAM

During Q2 10, we repurchased and retired 1,718,150 shares of our common stock at a weighted average cost of $25.79 per share and a total cost of approximately $44 million. We may repurchase additional shares of our common stock up to an aggregate of approximately $16 million under the $60 million stock repurchase program authorized by our Board in May 2010.

Stock repurchases under this program may be made through open market and privately negotiated transactions at times and in such amounts as management deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, capital availability and other market conditions. The stock repurchase program does not have an expiration date and may be limited or terminated at any time without prior notice.

FY 10 FINANCIAL GUIDANCE

•	Net Revenue

Net Revenue Guidance by Quarter (all amounts in millions, except percentages)

	Q1 10 ACT	Q2 10 ACT	Q3 10 GUID	Q4 10 GUID	FY 10 GUID
Retail Revenue	$412	$450	$449 - $459	$691 - $711	$2,002 - $2,032
Direct-to-Customer Revenue	$306	$326	$331 - $341	$409 - $429	$1,372 - $1,402
Total Net Revenues	$718	$776	$780 - $800	$1,100 - $1,140	$3,374 - $3,434
% Variance vs. FY 09	17.3%	15.4%	7 - 10%	1 - 5%	9 - 11%
Comparable Store Sales*	17.0%	13.6%	5 - 8%	1 - 4%	7 - 9%
LSF % Change	<2.7%>	<3.0%>	<3%>	<4%>	<4%>
Catalog Circ % Change	<2.7%>	1.2%	0 - 2%	1 - 3%	<1> - 1%

* See the company’s 10-K and 10-Q filings for the definition of comparable stores.

Store Opening and Closing Guidance by Retail Concept

	Q4 09 ACT	Q2 YTD 10 ACT			Q3 10 GUID			FY 10 GUID
Concept	Total	Open	Close	End	Open	Close	End	Open	Close	End
Williams-Sonoma	259	2	<1>	260	1	0	261	3	<2> *	260
Pottery Barn	199	2	<4>	197	1	0	198	3	<7> *	195
Pottery Barn Kids	87	0	<2>	85	0	0	85	0	<3>	84
West Elm	36	2	<1>	37	0	0	37	2	<3>	35
Williams-Sonoma Home	11	0	0	11	0	0	11	0	<8>	3
Outlets	18	2	<1>	19	0	0	19	2	<2> *	18
Total	610	8	<9>	609	2	0	611	10	<25>	595

*	FY 10 store closing numbers include 22 permanent store closures. FY 10 total store opening and closing numbers for Williams-Sonoma, Pottery Barn and Outlets include 1 store each for temporary closure and reopening due to remodeling. Total store opening numbers for Williams-Sonoma and Pottery Barn also include 1 and 2 stores, respectively, for FY 10 re-openings of stores closed in FY 09 for remodeling. Remodeled stores are defined as those stores temporarily closed and subsequently reopened due to square footage expansion, store modification, or relocation.

•	Gross Margin

Gross Margin as a Percentage of Net Revenues for Q3 and Fiscal Year

	Q3		FY
	10 GUID	09 ACT	10 GUID	09 ACT
GAAP	37.5% - 37.8%	34.7%	38.7% - 38.9%	35.6%
Non-GAAP*	37.5% - 37.8%	34.9%	38.7% - 38.9%	35.7%

*	The non-GAAP gross margin percentages above exclude the impact of unusual business events of less than 10 basis points in Q3 10, and the net impact of unusual business events of less than 10 basis points in FY 10. See Note 2 in Exhibit 1. The non-GAAP gross margin percentages above exclude the impact of unusual business events of 20 basis points in Q3 09 and 10 basis points in FY 09. See Notes 3 and 4 in Exhibit 1.

•	Selling, General & Administrative Expenses

SG&A Expenses as a Percentage of Net Revenues for Q3 and Fiscal Year

	Q3		FY
	10 GUID	09 ACT	10 GUID	09 ACT
GAAP	31.2% - 31.4%	33.4%	30.4% - 30.6%	31.6%
Non-GAAP*	31.2% - 31.4%	31.1%	29.9% - 30.1%	30.5%

*	The non-GAAP SG&A percentages above exclude the impact of unusual business events of less than 10 basis points in Q3 10, and the net impact of unusual business events of 50 basis points in FY 10. See Notes 1, 2 and 4 in Exhibit 1. The non-GAAP SG&A percentages above exclude the impact of unusual business events of 230 basis points in Q3 09, and the net impact of unusual business events of 110 basis points in FY 09. See Notes 3 through 5 in Exhibit 1.

•	Interest <Income>/Expense

Interest <Income>/Expense (in millions) for Q3 and Fiscal Year

	Q3		FY
	10 GUID	09 ACT	10 GUID	09 ACT
Interest <Income>/Expense	$0.0 - $0.4	$0.3	$0.0 - $1.0	$1.2

•	Income Taxes

❑

The income tax rate in FY 10 is projected to be in the range of 38% to 40%. This compares to an income tax rate in FY 09 of 35.6%. Throughout the year, we expect that there could be ongoing variability in our quarterly tax rates as taxable events occur and exposures are re-evaluated.

•	Diluted EPS

❑

See Exhibit 1 for quarterly and FY 10 diluted EPS guidance and a reconciliation of quarterly, FY 10 and FY 09 GAAP to non-GAAP diluted EPS, which includes and excludes the impact of unusual business events.

•	Working Capital and Cash Flow

Working Capital and Cash Flow Drivers (in millions) for Q3 and Fiscal Year

	Q3		FY
	10 GUID	09 ACT	10 GUID	09 ACT
Merchandise Inventories	$550 - $590	$545	$490 - $535	$466
Depreciation and Amortization	$34 - $35	$39	$143 - $145	$152
Amortization of DLI	$8 - $9	$10	$35 - $37	$37

❑	Capital spending in FY 10 is projected to be approximately $75 million, compared to capital spending of $72 million in FY 09.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, August 19, 2010, at 7:00 A.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via a live webcast and can be accessed through the internet at www.williams-sonomainc.com/webcast. A replay of the webcast will be available at www.williams-sonomainc.com/webcast.

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP gross margin percentages, non-GAAP SG&A percentages, non-GAAP segment EBT and non-GAAP diluted EPS. These non-GAAP financial measures exclude: the impact of an accelerated vesting charge associated with the retirement of our CEO; the benefit of the VISA/MasterCard litigation settlement; the impact of exiting excess distribution capacity; and the impacts of asset impairment and early lease termination charges for underperforming retail stores. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in the text of this release and in Exhibit 1. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly and FY 10 diluted EPS actual results and guidance on a comparable basis with our quarterly and FY 09 results. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to our future financial guidance and results, our focus on certain initiatives to attract new customers to our brands, gain market share, and improve profitability, and the variability of our tax rates.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include accounting adjustments as we close our books for Q2 10; recent changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in internet marketing, infrastructure and regulation; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays on infrastructure projects based on weather or other events; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to shareholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 31, 2010 and all subsequent quarterly reports on Form 10-Q and all subsequent current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing six distinct merchandise strategies – Williams-Sonoma (kitchen decor and cookware), Pottery Barn (home furnishings and duvet covers), Pottery Barn Kids (kid’s furniture and kid’s bedding), PBteen (teen bedding and teen furniture), West Elm (contemporary furniture and media storage) and Williams-Sonoma Home (luxury furniture and cashmere throws) – are marketed through 609 stores, seven direct mail catalogs and six e-commerce websites.

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(DOLLARS IN THOUSANDS)

	August 1, 2010	January 31, 2010	August 2, 2009
Assets
Current assets
Cash and cash equivalents	$404,037	$513,943	$165,315
Restricted cash	12,502	-	-
Accounts receivable - net	37,888	44,187	40,322
Merchandise inventories - net	518,623	466,124	517,028
Prepaid catalog expenses	41,798	32,777	38,909
Prepaid expenses	42,165	22,109	52,511
Deferred income taxes	92,241	92,195	90,559
Other assets	7,718	8,858	9,233

Total current assets	1,156,972	1,180,193	913,877
Property and equipment - net	771,635	829,027	885,334
Non-current deferred income taxes	52,129	53,809	39,065
Other assets - net	14,757	16,140	15,584

Total assets	$1,995,493	$2,079,169	$1,853,860

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$184,135	$188,241	$129,798
Accrued salaries, benefits and other	83,188	107,710	66,616
Customer deposits	190,347	195,185	191,406
Income taxes payable	17,507	48,260	-
Current portion of long-term debt	1,714	1,587	14,800
Other liabilities	25,279	22,499	23,327

Total current liabilities	502,170	563,482	425,947
Deferred rent and lease incentives	221,086	241,300	250,840
Long-term debt	7,197	8,672	8,915
Other long-term obligations	58,383	54,120	52,467

Total liabilities	788,836	867,574	738,169
Shareholders’ equity	1,206,657	1,211,595	1,115,691

Total liabilities and shareholders’ equity	$1,995,493	$2,079,169	$1,853,860

ADDITIONAL INFORMATION
	Store Count					Average Leased Square Footage Per Store
Retail Concept	May 2, 2010	Openings	Closings	August 1, 2010	August 2, 2009	August 1, 2010	August 2, 2009
Williams-Sonoma	259	1	-	260	263	6,300	6,300
Pottery Barn	199	-	(2)	197	204	13,000	12,900
Pottery Barn Kids	85	-	-	85	93	8,100	8,000
West Elm	37	-	-	37	39	17,000	17,300
Williams-Sonoma Home	11	-	-	11	11	13,200	13,200
Outlets	19	-	-	19	19	19,100	19,500

Total	610	1	(2)	609	629	9,900	9,900

	Total Store Square Footage
	May 2, 2010			August 1, 2010	August 2, 2009
Total store selling square footage	3,754,000			3,742,000	3,871,000
Total store leased square footage	6,066,000			6,047,000	6,235,000

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

THIRTEEN WEEKS ENDED AUGUST 1, 2010 AND AUGUST 2, 2009

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	SECOND QUARTER
	2010		2009
	(13 Weeks)		(13 Weeks)
	$	% of Revenues	$	% of Revenues
Retail revenues	$449,876	58.0%	$400,239	59.5%
Direct-to-customer revenues	325,678	42.0	271,875	40.5

Net revenues	775,554	100.0	672,114	100.0
Total cost of goods sold	488,827	63.0	456,773	68.0

Gross margin	286,727	37.0	215,341	32.0
Selling, general and administrative expenses	235,530	30.4	214,906	32.0

Earnings (loss) from operations	51,197	6.6	435	0.1
Interest (income) expense - net	123	-	378	0.1

Earnings (loss) before income taxes	51,074	6.6	57	-
Income tax expense (benefit)	20,315	2.6	(342)	0.1

Net earnings (loss)	$30,759	4.0%	$399	0.1%

Earnings (loss) per share:
Basic	$0.29		$0.00
Diluted	$0.28		$0.00
Shares used in calculation of earnings (loss) per share:
Basic	107,668		105,719
Diluted	110,224		107,033

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

TWENTY-SIX WEEKS ENDED AUGUST 1, 2010 AND AUGUST 2, 2009

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	YEAR-TO-DATE
	2010		2009
	(26 Weeks)		(26 Weeks)
	$	% of Revenues	$	% of Revenues
Retail revenues	$861,656	57.7%	$757,618	59.0%
Direct-to-customer revenues	631,535	42.3	526,111	41.0

Net revenues	1,493,191	100.0	1,283,729	100.0
Total cost of goods sold	935,906	62.7	884,425	68.9

Gross margin	557,285	37.3	399,304	31.1
Selling, general and administrative expenses	473,627	31.7	428,109	33.3

Earnings (loss) from operations	83,658	5.6	(28,805)	2.2
Interest (income) expense - net	251	-	649	0.1

Earnings (loss) before income taxes	83,407	5.6	(29,454)	2.3
Income tax expense (benefit)	33,110	2.2	(11,148)	0.9

Net earnings (loss)	$50,297	3.4%	$(18,306)	1.4%

Earnings (loss) per share:
Basic	$0.47		$(0.17)
Diluted	$0.46		$(0.17)
Shares used in calculation of earnings (loss) per share:
Basic	107,370		105,685
Diluted	109,895		105,685

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

TWENTY-SIX WEEKS ENDED AUGUST 1, 2010 AND AUGUST 2, 2009

(DOLLARS IN THOUSANDS)

	YEAR-TO-DATE
	2010	2009
	(26 Weeks)	(26 Weeks)
Cash flows from operating activities
Net earnings (loss)	$50,297	$(18,306)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	73,882	74,611
(Gain) loss on sale/disposal of assets	(2,033)	903
Impairment of assets	2,032	10,401
Amortization of deferred lease incentives	(19,709)	(16,786)
Deferred income taxes	(6,327)	(3,378)
Tax benefit from exercise of stock-based awards	8,011	23
Stock-based compensation expense	15,269	8,690
Changes in:
Accounts receivable	6,345	(2,801)
Merchandise inventories	(52,160)	57,209
Prepaid catalog expenses	(9,021)	(2,485)
Prepaid expenses and other assets	(17,952)	(6,319)
Accounts payable	(2,561)	(25,212)
Accrued salaries, benefits and other current and long term-liabilities	(18,710)	(1,194)
Customer deposits	(4,991)	(1,325)
Deferred rent and lease incentives	(743)	2,069
Income taxes payable	(30,740)	(112)

Net cash (used in) provided by operating activities	(9,111)	75,988

Cash flows from investing activities:
Purchases of property and equipment	(30,889)	(33,062)
Restricted cash deposits	(12,502)	-
Proceeds from sale of assets	10,715	139

Net cash used in investing activities	(32,676)	(32,923)

Cash flows from financing activities:
Repayments of long-term obligations	(1,348)	(1,246)
Net proceeds from exercise of stock-based awards	9,573	350
Tax witholdings related to stock-based awards	(11,024)	-
Excess tax benefit from exercise of stock-based awards	5,992	25
Payment of dividends	(27,023)	(25,559)
Repurchase of common stock	(44,306)	-
Other	-	(33)

Net cash used in financing activities	(68,136)	(26,463)

Effect of exchange rates on cash and cash equivalents	17	(109)
Net (decrease) increase in cash and cash equivalents	(109,906)	16,493
Cash and cash equivalents at beginning of period	513,943	148,822

Cash and cash equivalents at end of period	$404,037	$165,315

Exhibit 1

Reconciliation of FY 10 Guidance and FY 09 Actual GAAP to Non-GAAP

Diluted Earnings/<Loss> Per Share*

(Totals Rounded to the Nearest Cent Per Diluted Share)

	Q1 10 ACT	Q2 10 ACT	Q3 10 GUID	Q4 10 GUID	Weighted Share Effect	FY 10 GUID**
2010 GAAP Diluted EPS**	$0.18	$0.28	$0.26 - $0.30	$0.80 - $0.85	-	$1.52 - $1.59
Impact of Accelerated Vesting Charge for CEO Retirement (Note 1)**	$0.02	$0.01	-	-	-	$0.02
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Note 2)**	$0.03	$0.02	$0.00	$0.04	-	$0.09
Impact of Exiting Excess Distribution Capacity (Note 4)	-	<$0.00>	-	-	-	<$0.00>
Subtotal of Unusual Business Events*	$0.05	$0.03	$0.00	$0.04	-	$0.11
2010 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 6)**	$0.23	$0.31	$0.26 - $0.30	$0.84 - $0.89	-	$1.63 - $1.70

	Q1 09 ACT	Q2 09 ACT	Q3 09 ACT	Q4 09 ACT	Weighted Share Effect***	FY 09 ACT*
2009 GAAP Diluted EPS	<$0.18>	$0.00	$0.07	$0.81	$0.02	$0.72
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Note 3)	$0.04	$0.04	$0.06	$0.06	-	$0.20
Impact of Exiting Excess Distribution Capacity (Note 4)	-	$0.01	$0.03	-	-	$0.04
Benefit of Visa/MasterCard Litigation Settlement (Note 5)	-	-	-	<$0.01>	-	<$0.01>
Subtotal of Unusual Business Events*	$0.04	$0.05	$0.09	$0.04	-	$0.22
2009 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 6)*	<$0.14>	$0.05	$0.16	$0.86	$0.02	$0.95

* Due to rounding to the nearest cent per diluted share, totals may not equal the sum of the line items in the table above.

** Quarterly diluted EPS guidance amounts will vary within the ranges above. Therefore, the respective high and low guidance estimates for the quarters should not be added together to derive an estimate for the fiscal year. Additionally, due to quarterly rounding to the nearest cent per diluted share, the sum of the quarters at the end of any quarter may not equal the year-to-date total.

*** Due to the differences between quarterly share counts and the year-to-date weighted average share count calculations and the effect of quarterly rounding to the nearest cent per diluted share, the year-to-date calculation of GAAP and non-GAAP diluted EPS in FY 09 is approximately $0.02 more than the sum of the diluted EPS by quarter.

Note 1:	Impact of Accelerated Vesting Charge Associated with CEO Retirement – On January 26, 2010, we announced the retirement of the company’s CEO and an associated retirement charge of approximately $0.025 per diluted share, primarily in Q1 10, within SG&A expenses. During Q110 and Q210, these charges resulted in an impact of approximately $0.02 and
$0.01 per diluted share, respectively, or approximately 50 and 10 basis points of SG&A expenses, respectively, within the unallocated segment. Due to the effect of quarterly rounding to the nearest cent per diluted share, we anticipate an impact of
$0.02 per diluted share, or 10 basis points of SG&A expenses, for FY 10.

Note 2:	Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (FY 10) – During Q1 10, we incurred charges associated with asset impairment and early lease terminations of approximately $0.03 per diluted share, or approximately 80 basis points within SG&A expenses and an approximate 10 basis point impact to gross margin. During Q2 10, we incurred charges of approximately $0.02 per diluted share, or approximately 50 basis points within SG&A expenses and less than a 10 basis point impact to gross margin. These charges were recorded within the retail segment. For Q4 10, we anticipate additional charges of approximately $0.04 per diluted share, or approximately 60 basis points within SG&A expenses and a less than 10 basis point impact to gross margin. For FY 10, we anticipate total charges of approximately $0.09 per diluted share, or approximately 50 basis points within SG&A expenses and a less than 10 basis point impact to gross margin.

Note 3:	Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (FY 09) – During Q1 09, Q2 09, Q3 09 and Q4 09, we incurred charges within the retail segment associated with asset impairment and early lease termination expenses for underperforming retail stores, which resulted in an impact to earnings of approximately $0.04, $0.04, $0.06 and $0.06 per diluted share, respectively. For FY 09 these charges totaled approximately $35 million or $0.20 per diluted share. These charges resulted in an impact to gross margin of less than 10 basis points in Q1 09 and Q2 09, 20 basis points in Q3 09 and 10 basis points in Q4 09 and FY 09. These charges also resulted in an impact to SG&A expenses of 100, 110, 150 and 80 basis points, respectively, in Q1 09, Q2 09, Q3 09 and Q4 09, and a 110 basis point impact to SG&A expenses in FY 09.

Note 4:	Impact of Exiting Excess Distribution Capacity – During Q2 09 and Q3 09, we incurred charges within the unallocated segment associated with the early exit of excess distribution capacity, which resulted in an impact to earnings of approximately $0.01 and $0.03 per diluted share, respectively, and approximately $0.04 per diluted share for FY 09. These charges resulted in a 20 basis point impact to gross margin in Q2 09, a 10 basis point impact to gross margin in Q3 09 and a 10 basis point impact to gross margin in FY 09. These charges also resulted in a less than 10 basis point impact to SG&A expenses in Q2 09, an 80 basis point impact to SG&A expenses in Q3 and a 20 basis point impact to SG&A expenses for FY 09. During Q2 10, we recorded a credit of $0.4 million against previous charges in SG&A within the unallocated segment. This benefit is less than $0.01 per diluted share and less than 10 basis points of SG&A in both Q2 10 and FY 10.

Note 5:	VISA/MasterCard Litigation Settlement – During Q4 09, we received our final payment of the VISA/MasterCard antitrust litigation settlement. The benefit to Q4 09 and FY 09 earnings was approximately $0.01 per diluted share. This resulted in a benefit to SG&A expenses within the unallocated segment in Q4 09 of 20 basis points and 10 basis points in FY 09.

Note 6:	SEC Regulation G – Non-GAAP Information – This table includes one non-GAAP financial measure, Diluted EPS Excluding Unusual Business Events. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly and FY 10 diluted EPS actual results and guidance on a comparable basis with our quarterly and FY 09 results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.